EXHIBIT 99.1

For Immediate Release:

December 23, 2022

For Additional Information:

Jami Porter, 229-584-1045, jami.porter@tcfederal.com

Greg Eiford, 229-584-1031, greg.eiford@tcfederal.com

TC Bancshares, Inc.

Announces Declaration of Semi-Annual Dividend

Thomasville, GA — TC Bancshares, Inc. (Nasdaq: TCBC) announced that its Board of Directors, declared a semi-annual cash dividend on December 21, 2022, in the amount of $0.05 per share of common stock. The cash dividend will be paid on January 18, 2023, to the shareholders of record at the close of business on January 3, 2023.

“2022 has been a great year for TC Federal Bank. During the year, the bank expanded operations with the opening of a loan production office in Jacksonville, FL. In addition, staff was added in our Savannah market along with the announcement that we will be opening a full-service branch in Savannah in 2023. The declaration of a dividend reflects the Board and management's commitment to enhancing shareholder value. The performance of TC Bancshares, Inc. and support that TC Federal Bank continues to receive in our markets is very encouraging”, said Greg Eiford, TC Bancshares, Inc. President and CEO.

About TC Federal Bank

TC Federal Bank was established in Thomasville, Georgia in 1934. What began as a Savings & Loan by the citizens of Thomas County during the Great Depression, TC Federal Bank has grown into a $406 million dollar community bank serving the financial needs of families and businesses in North Florida and South Georgia communities. TC Federal Bank is built on a long-standing Tradition of Trust and offers expertise in personal and business banking, as well as real estate lending. Throughout its history, TC Federal Bank has stayed open and committed to serving the community through a variety of economic cycles. Today, they are proud to be home to some of the best bankers in the area. Through premium customer service and enriched customer relationships, TC Federal Bank is the bank you can trust for a lifetime. For more information on TC Federal Bank, visit www.tcfederal.com.

About TC Bancshares, Inc.

TC Bancshares, Inc. (Nasdaq: TCBC) was formed in July 2021 and serves as the holding company for TC Federal Bank.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intends,” “believes,” “expects,” “plans,” “estimates,” “seeks,” “anticipates,” “targets,” “projects,” “continues,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: those related to the real estate and economic environment, particularly in the market areas in which TC Federal Bank operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial services companies; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in TC Bancshares’ filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

TC Bancshares wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. TC Bancshares wishes to advise readers that the factors listed above or other factors could affect TC Bancshares’ financial performance and could cause TC Bancshares’ actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. All subsequent written and oral forward-looking statements concerning TC Bancshares or the proposed conversion or offering or other matters and attributable to TC Bancshares or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. TC Bancshares does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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